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                                                                    EXHIBIT 16.1


[DELOITTE & TOUCHE LLP LETTERHEAD]


November 21, 1994


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A (Amendment No.3) of IDB Communications Group, Inc. dated May 23, 1994 (filed on November 21, 1994).

Yours truly,

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP